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                                                                   Exhibit 99.1

NEWS RELEASE                         [GROUP 1 AUTOMOTIVE INC LOGO APPEARS HERE]

                                   950 Echo Lane, Suite 100 Houston, TX  77024

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
AT GROUP 1:              Chairman, President and CEO        B.B. Hollingsworth, Jr.         (713) 647-5700
                         SVP, CFO and Treasurer             Robert T. Ray                   (713) 647-5700
                         Manager, Investor Relations        Kim Paper Canning               (713) 647-5700

AT Fleishman-Hillard:    Investors/Media                    Russell A. Johnson              (713) 513-9515
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FOR IMMEDIATE RELEASE
WEDNESDAY, MAY 19, 2004


                  GROUP 1 AUTOMOTIVE BOARD MEMBERS RE-ELECTED

              ADAMS, STRANGE AND WATSON TO SERVE THREE-YEAR TERMS


HOUSTON, MAY 19, 2004--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, announced that stockholders re-elected three directors to additional three-year terms at today's annual stockholders' meeting. The re-election keeps the board at seven members, including five independent directors.

John L. Adams, 59, has served as a Group 1 director since November 1999. He is executive vice president of Trinity Industries, Inc., one of North America's largest manufacturers of transportation, construction and industrial products. In addition, Adams serves as a director of TXU Electric Dallas Board (Advisory) and on the board of directors and the audit committee of American Express Bank, Ltd. He also serves on the board of directors and as chairman of the finance committee for the Children's Medical Center of Dallas, as southwest region trustee for the Boys & Girls Clubs of America and on the University of Texas Chancellor's Council and business school advisory board.

J. Terry Strange, 60, has served as a director since October 2003. In 2002, he retired from KPMG, LLP, an independent accounting firm, as vice chairman of KPMG, managing partner of U.S. audit practice and head of KPMG's internal risk management program. During his 34-year career at KPMG, his work included interaction with the Financial Accounting Standards Board and the Securities and Exchange Commission, testifying before both bodies on issues impacting the auditing profession and SEC registrants. Strange also serves on the boards of directors and the audit committees of Compass Bancshares, Inc., New Jersey Resources Corporation and BearingPoint, Inc.

Max P. Watson, Jr., 58, has served as a Group 1 director since May 2001. He served as president and chief executive officer of BMC Software, Inc., one of the world's largest software vendors, from April 1990 to January 2001, and as chairman of the board of BMC from January 1992 to April 2001. Watson also serves on the board of trustees of Texas Children's Hospital.

"These board members have demonstrated their commitment to Group 1, and their contributions have been invaluable," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer. "We look forward to their continued guidance as we create the future in automotive retailing."

Also at the meeting, stockholders approved an amendment to the company's 1996 stock incentive plan and ratified the appointment by the audit committee of Ernst & Young LLP as independent auditors of Group 1 for the year ended Dec. 31, 2004.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 currently owns 83 automotive dealerships comprised of 123 franchises, 30 brands, and 30 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

    GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM